BAUSCH & LOMB PHARMACEUTICALS, INC.
                     CONTRACT MANUFACTURING SUPPLY AGREEMENT


     THIS AGREEMENT, made this 21st, day of November, 1997, ("Effective Date") by and between BAUSCH & LOMB PHARMACEUTICALS, INC., a Delaware corporation, having its principal office located at 8500 Hidden River Parkway, Tampa, Florida 33637 ("BLP"), and AMERX HEALTH CARE CORPORATION ("AHC") , having its principal office located at 1150 Cleveland Street, Suite 410, Clearwater, Florida 34615.

     WHEREAS,   AHC  desires  that  BLP  be  appointed  the  exclusive  contract manufacturer for certain Product(s);

     WHEREAS, AHC and BLP are parties to an exclusive supply agreement which commenced on January 1st, 1998, and which will expire on December 31st, 2002, AHC desires to appoint BLP as its exclusive manufacturer of such Product(s) under the terms and conditions of this Agreement;

     NOW, THEREFORE, the parties hereby agree as follows:

                               DEFINITION OF TERMS

AHC and BLP, therefore agree the terms defined in this section shall have the meanings stated as follows:

     1.1 "ACT" means the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulation promulgated thereunder.

     1.2 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

     1.3 "cGMP" means current good manufacturing practices, as defined in the ACT.

     1.4 "Label" or "Labeling" means all labels and other written, printed or graphic matter any container or packaging utilized with the Product(s) or any written material accompanying the Product(s).




AMERXSA.DOC                         11/21/97                                 -1-

     1.5 "Facility" shall mean BLP' facility located in Tampa, Florida.

1.   Product(s)
     ----------
     The term Product(s)  shall mean those  Product(s)  listed on Appendix A.

2.   Term.
     ----
     Within ninety (90) days following the effective date, AHC agrees to order exclusively from BLP all Product(s) it requires during the term of this Agreement. This Agreement shall become effective on the Effective Date and shall remain in effect for five (5) years from such date, subject to
     Section 16. Thereafter, this Agreement shall automatically renew for additional successive one (1) year renewal periods, subject to Section 16. For purposes of this Agreement, references to Term shall include any renewal periods hereunder.

3.   Price
     -----
     A. Prices. The purchase price per unit of Product(s) to be paid by AHC to BLP shall be in accordance with the terms of the price schedule set forth in Appendix A, which is attached hereto and incorporated herein by reference. Prices for Product(s) sold to AHC during the Tenn are F.O.B, BLP, Tampa, freight collect.

     B. Price Increase. Notwithstanding the terms of Section 3A hereof, no more than once during each calendar year of the Term, BLP may increase the prices for any of the Product(s), upon sixty (60) days prior written notice by an amount which equals the increase in BLP's verifiable cost of manufacturing the Product(s). If the purchased cost of raw materials and components dedicated for the manufacture of the Product(s) listed on Appendix A decreases and this decrease is sustained prospectively, BLP agrees to reduce the cost of the final product accordingly, no more than once during each calendar year of the Term.

     C. Payment. BLP will invoice AHC for each order at its principal address upon shipment of the products. Invoices shall be due and payable within thirty (30) days of the date of the invoice. In the event that any invoice is not paid when due, AHC agrees to pay a "late charge" on the unpaid delinquent balance at an interest rate of 10% per annum. AHC agrees not to




AMERXSA.DOC                       11/21/97                                   -2-
     make any deductions of any kind from any payment becoming due to BLP unless AHC has received an official credit memorandum from BLP authorizing such deduction.

4.   Product Manufacture and Supply
     ------------------------------
     A. Manufacture and Supply BLP agrees to manufacture at its facility located at 8500 Hidden River Parkway, Tampa, Florida the products in Appendix A, in accordance with cGMPs, and to meet the mutually agreed upon product specifications, supplies and test methods, respectively.

     B. Ingredients. Supplies and Packaging Materials BLP agrees to supply at its expense all of the raw material ingredients with the exception of the oak bark extract which AHC will supply to BLP at AHC's expense, and to meet the mutually agreed upon specifications for supplies, test methods, and packaging materials necessary to manufacture and supply the Product(s) as set forth in A.

     C. Testing and Inspection of Materials BLP shall analyze and evaluate all materials to confirm that they satisfy the mutually agreed upon material product specifications. The cost of all such analyses and evaluations shall be bome by BLP. AHC is liable for all obsolete materials due to forecasting errors or FDA changes required by the customer.

     D. Testing and Inspection of Product BLP shall conduct all quality control and other tests required to ensure that the Product(s) as manufactured meet the mutually agreed upon product specifications. The cost of all such analyses and evaluations shall be borne by BLP.

5.   Product Changes
     ---------------
     A. New Packaging Configurations. AHC may submit new package configurations to BLP for pri ce quotes. On acceptance of such quotes by AHC, the package configuration and pricing terms set forth in Appendix A will be adjusted to reflect additional or reduced costs to BLP.

     B. Changes by AHC. If AHC at any time requests a change to a Product and BLP agrees such change is reasonable with regard to the manufacture of a Product, (i) such change shall be incorporated into the Product Specifications, (ii) BLP shall adjust, at its sole discretion, the price of the Product, if necessary, to reflect increased costs of such change, and
     (iii) AHC shall pay BLP the costs  associated with such change,  including,



AMERXSA.DOC                         11/21/97                                 -3-
     for any additional development work, a reasonable charge based upon BLP's then-prevailing research and development rates. (iv) AHC is liable for all obsolete material resulting from the implementation of this change.

     C. Changes by BLP. BLP agrees that any changes developed by BLP which may be incorporated into the manufacture of a Product shall require the written approval of AHC prior to such incorporation. At the time of such incorporation and FDA approval, if required, such changes shall become part of the Product Specifications.

     D. Changes by Regulatory Authorities. If BLP is required by a regulatory authority to perform validation studies for purposes of validating new manufacturing procedures or new raw material and finished product assay procedures with respect to a Product in order to continue to engage in the manufacture of the Product for AHC (and AHC, after notice that such validation studies are required, and upon notice to AHC of an estimate of all related validation study expenses, desires BLP to continue manufacturing the Product), all direct expenses borne by BLP in the conduct of any such validation study shall be reimbursed to BLP by AHC as incurred.

6.   Inspections and Manufacturing Compliance

     A. Inspections by AHC. Representatives from AHC shall be permitted access, at reasonable times during BLP's normal business hours and upon reasonable advance notice to BLP, to visit, in the company of a BLP representative, the manufacturing and/or packaging facility or facilities where AHC's Product will be or are being manufactured and/or packaged for the purposes of auditing BLP's processes to ensure that AHC's Product are being manufactured, packaged, stored and handled in accordance with the mutually agreed upon product specifications, cGMP's and applicable laws, rules and regulations.

     B. Inspection by Regulatory Agencies. Duly authorized representative(s) from the FDA or other applicable regulatory agencies shall be permitted access, at reasonable times during BLP's normal business hours, to visit, in the company of a BLP representative, the manufacturing and/or packaging facility or facilities where the Product will be or are being manufactured and/or packaged for the purposes of auditing BLP's processes to ensure that the Product are being manufactured, packaged, stored and handled in accordance with the Product Specifications, cGMP's and applicable laws, rules and regulations. BLP shall, at its own expense, promptly respond to



AMERXSA.DOC                          11/21/97                                -4-
     all inquiries and questions resulting from such visits and inspections and, at its own expense, promptly correct any deficiencies reported as a result of such inspections. BLP shall immediately notify AHC if an authorized agent of the FDA or other governmental agency visits BLP's manufacturing facility for the purposes of inspecting the manufacturing and testing of Amerx. Health Care Corporation's Products.

7.   Ordering and Rolling Forecasts

     A. Ordering Through Submittal of Rolling Forecast. At least (90) days before the last day of each calendar year throughout the term of this Agreement, AHC, shall submit to BLP a non binding forecast of its requirements for the products for that year. Subject to BLP's acceptance, AHC agrees to order from BLP both "Minimum Annual Quantity" and "Minimum Quarterly Quantity" of units of Product(s) as described in Appendix B, which is attached hereto and incorporated herein by reference for a period commencing each January 1st, and ending December 31st. Should the volumes fall below minimum quantities, customer will be invoiced for the difference between the outlined prices and the adjusted prices as noted in Appendix B. Order quantities should be submitted in ftill batch size, understanding that there may be a small yield gainiloss during manufacturing processing, (Full batch sizes and the theoretical unit yield is specified on Appendix
     C). AEC will provide BLP with a twelve month rolling forecast of its Product(s) requirements, by month, delivered to BLP by the first day of each calendar quarter. The first three months of each twelve month rolling forecast shall be binding on AHC and shall be for no less than the minimum quarterly quantities as described on Appendix B, and shall constitute a firm purchase order for the Product(s) indicated for such months. AHC shall also issue individual purchase orders for such firm three month orders by the first day of each calendar quarter. AHC's initial twelve month rolling forecast shall be provided within 30 days of the date of this Agreement.

     B. Orders Other Than Through Rolling Forecasts. Subject to the provisions of 7.A. above, AHC may submit additional purchase orders for Product(s) in excess of the quantities specified in the rolling forecasts. BLP shall use its commercially reasonable efforts to accept and fill such orders consistent with efforts used by BLP to fill excess orders for other customers of contract manufactured Product(s). Acceptance of such





AMERXSA.DOC                          11/21/97                                -5-
     additional purchase orders shall be by written order acknowledgment given to AHC.

     C. Acceptance by Order Acknowledgment. BLP will deliver to AHC a written order acknowledgment form within 30 days of BLP's receipt of each rolling forecast, confirming the quantities of which BLP shall exercise commercially reasonable efforts to fill. Only those quantities of AHC's firm three-month purchase order confirmed by BLP in its written order acknowledgment shall be binding on BLP.

8.   Inventory & Delivery
     --------------------
     Unless otherwise agreed in writing by the parties, one (1) month's requirement of each Firm Purchase Order shall be delivered to AHC, F.O.B. BLP's loading dock at its facility in Tampa, Florida (the "F.O.B. Point"), commencing within ninety (90) days of the date a Firm Purchase Order is received by BLP, and continuing each month thereafter. At the request and expense of AHC, BLP shall ship the Product ordered by AHC by such carrier or carriers as AHC may designate. Such shipping instructions shall be submitted by AHC to BLP. Unless otherwise agreed by the parties hereto, all risk of loss or damage to the Product from any cause whatsoever shall be borne by AHC after delivery to AHC or AHC's carrier at the F.O.B. Point. BLP shall not be obligated to maintain an inventory of the Product(s).

9.   Packaging and Labgling

     During the term of this Agreement, BLP agrees to manufacture, and package the Product(s) in accordance with mutually agreed upon component specifications, and approved or mutually agreed upon material suppliers incorporating any necessary approvals in accordance with Section I I.B., and will take into account cGMPs and regulatory requirements. Thereafter, upon reasonable written notice, BLP will make, at AHC's expense, any improvements or alterations to packaging or labeling as requested by AHC and approved by BLP, and shall implement such alterations or improvements at the earliest opportunity. Should any components be rendered o bsolete by artwork changes, AHC shall reimburse BLP at actual procurement cost for any components affected by such changes purchased against AHC's requirements because of the long lead time to obtain certain components from suppliers. BLP may have to purchase, or commit to purchase certain components further

AMERXSA.DOC                       11/21/97                                   -6-
     in advance than the period of time covered by the purchase order, and in such case AHC agrees to reimburse BLP at actual procurement cost for such components, so long as the quantity of such components BLP purchases, or commits to purchase, is based on AHC's written estimate of requirements.

10.  Warranties: Acceptance and Claims
     ---------------------------------
     A. Limited Product Warrmiy. BLP represents and warrants to AHC that at the time of delivery, the Product manufactured and supplied hereunder will conform to the cGMPs and the FFDC Act, and other applicable laws and regulations. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT WHERE BLP COMMITS A WILLFUL, INTENTIONAL BREACH OF ANY MATERIAL PROVISION UNDER THIS AGREEMENT, BLP SHALL NOT BE RESPONSIBLE OR LIABLE UNDER ANY PROVISION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY RESULTANT INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS FROM BLP'S FAILURE TO PROVIDE THE PRODUCT TO AHC OR OTHERWISE.

     B. Notification of Defects. All Product shall be received subject to AHC's inspection and may be rejected if any such Product fails to be in the condition warranted hereunder. AHC shall be deemed to have accepted each order of Product if BLP does not receive written notice to the contrary as set forth in this Paragraph I O.B. AHC shall notify BLP in writing within 15 days after delivery to AHC or its customers of any non-conforming Product containing obvious defects discoverable without affecting the integrity of the Product's packaging and within 30 days of its discovery of any latent defects, or AHC's rights as to such obvious or latent non conformance shall be waived by AHC. At BLP's request, AHC shall promptly supply either some of the Product which are allegedly defective or some other evidence of deficiency which BLP shall specify. In the event of any dispute between BLP and AHC as to whether any of the Product conform to the warranties hereunder, a sample of the units in dispute shall be sent by

AMERMADOC                            11/21/97                                -7-

     AHC and BLP to a testing laboratory mutually agreed to by BLP and AHC whose findings will be binding on the parties except in cases of gross and manifest error. The cost of such testing and Product shall be borne by the losing party.

     C. Warranty Limited to AHC. AHC shall deliver to its customers its own warranty concerning the Product. AHC's warranty to its customers shall state conspicuously that the same is the sole and exclusive warranty to customers.

     D. Returns. BLP shall accept for return and replacement any Product manufactured and supplied to AHC under this Agreement which at the time of delivery does not conform with the warranty set forth above and for which proper notice has been given, provided AHC obtains prior shipping authorization from BLP. All returns of Product with obvious defects shall be in the original manufactured condition. BLP will pay reasonable return freight and shipping charges, but AHC shall assume the risk of loss in transit associated with such returns.

     E. Indemnification of AHC. BLP shall indemnify, defend, save and hold AHC and each of its Affiliates, officers, directors, employees and agents harmless from and against Loss or Losses resulting from, or arising out of
     (a) any material breach of any warranty hereunder or material non-fulfillment or non-performance by BLP of any agreement, covenant or obligation of BLP under this Agreement; (b) any actual or alleged defect in any Product manufactured and delivered to AHC hereunder arising out of BLP's failure to manufacture Product in accordance with the terms of this Agreement; (c) any actual or alleged infringement or violation of any patent, trade secret or proprietary rights used by BLP in manufacturing Product; and (d) FDA enforcement action, inspection or Product recalls or market withdrawals resulting from BLP's failure to manufacture the Product in accordance with the terms of this Agreement.

     F. Exclusivi1y. In consideration of AHC's continued development of a market for the Product, AHC appoints BLP during the term of this Agreement as it exclusive manufacturer of the Product and grants AHC the exclusive right to purchase the Product from BLP for resale. Additionally, BLP will have the first right of refusal to manufacture Amerx New products.

     G. Insurance Each of the parties shall maintain Commercial Liability Insurance, during the term of this agreement, including contractual and product liability, in amounts of not less than $1,000,000.00 per occurrence and $3,000,000 annual aggregate naming the other party as an additional insured. The parties shall exert their best efforts to obtain such insurance on a date of occurrence basis (not a date of claim basis) and all

AMERXSA.DOC                       11/21/97                                   -8-
     insurance companies providing such insurance shall have an A.M. Best rating of A- or better. Upon request, either party shall submit a certificate of insurance evidencing such insurance to the other party, and providing that it may not be canceled or reduced in amount without thirty (30) days prior notification to the other party.

11.  AHC's Warranties and Obligations
     --------------------------------
     A. Indemnification of BLP. AHC shall indemnify, defend, save and hold BLP and each of its Affiliates, officers, directors, employees and agents harmless from and against Loss or Losses resulting from, or arising out of
     (a) any material breach of any warranty hereunder or material non-fulfillment or non-performance by AHC of any agreement, covenant or obligation of AHC under this Agreement; (b) any bodily injury arising as a result of a negligent act or omission of AHC; (c) FDA enforcement action, inspections or Product recalls or market withdrawals except where arising out of or resulting from BLP's failure to manufacture Product in accordance with the terms of this Agreement; (d) AHC's acts relating to the promotion, marketing and/or distribution of Product, except where arising out of or resulting from BLP's failure to manufacture Product in accordance with the terms of this Agreement; and (e) any actual or alleged infringement or violation of any patent, trade secret or proprietary right governing the Product.

     B. Registration. Any FDA or governmental approvals necessary for sale of the Product(s) shall be the responsibility of AHC. AHC shall use its best efforts to maintain all necessary FDA or governmental approvals for sale of the Product(s)and that the packaging and labeling of such Product(s) shall comply with all applicable FDA or governmental and rules and regulations.

     C. Insurance Each of the parties shall maintain Commercial Liability Insurance, during the term of this agreement, including contractual and product liability, in amounts of not less than $1,000,000.00 per occurrence and $3,000,000 annual aggregate naming the other party as an additional insured. The parties shall exert their best efforts to obtain such insurance on a date of occurrence basis (not a date of claim basis) and all insurance companies providing such insurance shall have an A.M. Best rating of A- or better. Upon request, either party shall submit a certificate of



AMERXSA.DOC                        11/21/97                                  -9-
     insurance evidencing such insurance to the other party, and providing that it may not be canceled or reduced in amount without thirty (30) days prior notification to the other party.

12.  Indemnification Procedures
     --------------------------
     A. Upon the occurrence of an event which requires indemnification under this Agreement, the Indemnified Party shall give prompt written notice to the Indemnifying Party providing reasonable details of the nature of the event and basis of the indemnity claim. The Indemnifying Party shall then have the right, at its expense and with counsel of its choice, to defend, contest, or otherwise protect against any such Action. The Indemnified Party shall also have the right, but not the obligation, to participate at its own expense in the defense thereof with counsel of its choice. The Indemnified Party shall cooperate to the extent reasonably necessary to assist the Indemnifying Party in defending, contesting or otherwise protesting against any such Action provided that the reasonable cost in doing so shall be paid by the Indemnifying Party. If the Indemnifying Party fails within thirty (30) days after receipt of such notice (a) to notify the Indemnified Party of its intent to defend, or (b) to defend, contest, or otherwise protect against such suit, action, investigation, claim or proceeding, or fails to diligently continue to provide such defense after undertaking to do so, the Indemnified Party shall have the right, upon ten
     (10) days' prior written notice to the Indemnifying party, to defend, settle and satisfy any such suit, action, claim, investigation or proceeding and recover the costs of the same from the Indemnifying Party.

     B. Survival. The indemnification contained herein shall survive any termination of this Agreement.

13.  Product Recalls

     If BLP meets all mutually agreed upon release specifications it will have no liability for recall expenses. In the event that such recall results from the breach by BLP of its warranties under this Agreement, defective manufacture by BLP or other actions of BLP, BLP shall be responsible for the reasonable expenses of the recall to which BLP will reimburse AHC either by AHC's product price or replacement of product as agreed and reasonable administrative fees. In the event the recall results from the


AMERXSA.DOC                         11/21/97                                -10-
     actions of AHC (not including the recall order), AHC shall be responsible for the expenses of the recall and any costs associated with the distribution of replacement Product(s).

14.  Product Complaints
     ------------------
     Product complaints to be received by AHC and at its own expense, AHC will promptly respond to all reasonable inquires from customers pertaining to Product complaints.

15.  Confidentialty.
     --------------
     For five years from the termination of this Agreement, each party hereto agrees to keep any proprietary information furnished under this Agreement confidential within its respective company and agrees not to disclose same to third parties without the prior written consent of the other party hereto, except as required by law or to the extent such information (i) was already in the rightful possession of a party prior to its receipt from the other party, (ii) becomes generally known to the public otherwise than as a result of the breach of this Section, (iii) is disclosed by a third party having no obligation to keep such information confidential, or (iv) was independently developed by such party or its agent(s). During the Tenn, of this Agreement, both AHC and BLP agree to keep the subject matter of this Agreement confidential and not disclose it to any third party except as required by law, in which instance timely notice shall be given to the party not making the disclosure, or except as necessary under this Agreement or as mutually agreed to.

16.  Patents and Trademarks
     ----------------------

     AHC further warrants that manufacture or sale of the Product(s) to AHC will not infringe any third party's patent or other proprietary rights and that AHC will indemnify, defend and hold BLP harmless from any damage from any and all infringement claims relating to the Product(s) and any trademarks, trade names, patent, proprietary right, trade name, trademark, service mark or copyright used by AHC in connection with the Product(s).

17.  Termination.
     ------------
     A. For Default. Without prejudice to any other legal or equitable remedy or remedies either party may have, this Agreement may be canceled by either party for breach of any material provision of this Agreement, or for a



AMERXSA.DOC                        11/21/97                                 -11-
     pattern or practice of repeated non-material breaches of provisions of this Agreement, if such cause remains after the giving of not less than thirty
     (30) days prior written notice (ninety (90) days in the case of BLP's failure to deliver) to the breaching party of the existence of such cause to terminate this Agreement. BLP will have the right to terminate if volumes fall below the minimum annual volumes and AHC will pay for all existing inventory to components to cover Purchase Orders consistent with the AHC forecast.

     B. For Insolvency. Without prejudice to any legal or equitable remedy or remedies either party may have, this Agreement may be immediately terminated at the option of a party, immediately upon written notice, in the event of the insolvency of the other party, however such insolvency may be evidenced.

     C. Effect of Termination. Within 30 days following the effective date of termination of this Agreement, BLP will provide AHC with a detailed accounting of (i) the amount of raw materials, components and printed materials held by BLP for manufacturing into Product under this Agreement,
     (ii) the amount of Product in the process of being manufactured by BLP for AHC under this Agreement and (iii) the amount of finished Product then held in inventory by BLP (including Product which has not be subjected to BLP's quality assurance testing procedures) under this Agreement. Unless otherwise mutually agreed by the parties prior to the effective date of termination or as otherwise set forth in this Agreement, BLP shall deliver to AHC or to such other person or place as AEC shall direct in writing, at AHC's sole cost and expense (except at BLP's sole cost and expense, if AHC terminated the Agreement for cause), all raw materials and Product described above and AHC shall pay BLP, within 30 days of such delivery, the Product Price owing to BLP for finished Product, Manufacturing Costs for work in process, and BLP's verifiable out-of-pocket costs incurred in connection with unused inventories of packaging components and raw materials. No termination of this Agreement shall have any effect on, or relieve either party from, the obligation to make any payment or perform any act arising prior to the effective date of termination.

18.  Force Majeure and Allocation.
     -----------------------------
     The obligations of either party hereunder are contingent upon, and BLP shall not be liable for, acts of God, war, riots, floods, fires, storms, strikes, catastrophes or any other acts of force maieure FDA or oovernmental  restrictions  prohibitions  regulations and  reauisitions the



AMERXSA.DOC                          11/21/97                               -12-
     acts of suppliers or common carriers, or other interferences beyond the reasonable control of such party to the extent that the same prevent or delay the performance of the obligations herein contained, always provided that such party shall use its best efforts to fulfill the obligations under this Agreement and provide the other party with prompt notice of the occurrence of any such event of force majeure.

19.  Assignment or Transfer of Rights.
     --------------------------------
     AHC and BLP shall not assign, license, or otherwise transfer their rights and obligations under this Agreement without the prior written consent of the other, which consent shall not be withheld longer than 30 days, party's absolute discretion, and any assignment or transfer without such consent shall be deemed void.

20.  Notices.
     -------
     All notices or communications required or permitted hereby shall be sent to the respective addresses set forth below by overnight delivery, telegram, telex, telefax, or registered or certified mail, return receipt requested and shall be effective upon delivery.

As to BLP:                     Bausch & Lomb Pharmaceuticals, Inc.
                               8500 Hidden River Parkway
                               Tampa, Florida 33637
                               Attention: Vice President Marketing & Trade Sales
                               Fax: 813-975-7701
                               Contract Manufacturing Facsimile: (813) 975-7788

With a copy to:                Bausch & Lomb Incorporated
                               One Bausch & Lomb Place
                               Rochester, New York 14604-2701
                               Attention: General Counsel

As to AHC:                     Ron Maddix
                               President and CEO
                               Amerx Health Care Corporation
                               1150 Cleveland Street, Suite 410
                               Clearwater, FL 34615


AMERXSA.DOC                        11/21/97                                 -13-

     The address to which notice to either party shall be sent may be changed by such party by written notice to the other party.

21.  Order of Preference.
     --------------------
     All sales by BLP to AHC of Product(s) shall be subject to the provisions of this Agreement and any provision of any purchase order placed by AHC or order acknowledgment sent by BLP which is inconsistent herewith or in addition hereto shall be null and void unless accepted by the receiving party in writing and signed by one of its authorized representatives.

22.  Applicable Law.
     --------------
     This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without reference to its choice-of-law rules.

23.  Survival.
     ---------
     Those provisions which, by their meaning and intent, have applicability beyond the term of this Agreement shall survive the termination of this Agreement.

24.  Entire Agreement.
     ----------------
     This is the entire Agreement between the parties hereto regarding the Product(s) and supersedes any prior agreements made between the parties regarding the Product(s). No prior statement, representation, promise or agreement, written or verbal, shall be of any force to vary, expand or diminish the provisions hereof. The Agreement may be modified or amended only by an instrument in writing, executed by both parties.


AMERXSA.DOC                            11/21/97                             -14-

     IN WITNESS WHEREOF, the parties have hereunto set forth their signatures set forth above.

   BAUSCH & LOMB                                       AMERX HEALTH CARE

PHARMACEUTICALS, INC.                                     CORPORATION

By: /s/                                     By:  /s/ Ronald L. Maddix
    ---------------------------                  -------------------------------

Title: V.P. Marketing & Trade Sales         Title:  President & CEO
       ----------------------------                 ----------------------------


AMERXSA.DOC                         11/21/97                                -15-